Exhibit 99.1

QMC Enters Next Phase of Cadmium-Free Quantum Dot Development

Company participating at SID’s Display Week Conference in San Francisco

SAN MARCOS, Texas, May 23, 2016 (GLOBE NEWSWIRE) — Quantum Materials Corp (OTCBB:QTMM) today announced that it has completed the initial development phase with its display film partners and is entering a preproduction phase in which the Company has committed to an accelerated sample optimization and delivery schedule for its cadmium-free quantum dots.

Quantum Materials has begun shipping additional deliveries of cadmium-free quantum dot samples to its partners and is scheduled to increase shipment quantities as development reaches pre-commercial scale later this year. The Company anticipates that, in conjunction with its partners, commercial quantities of a high performance cadmium-free quantum dot film will be available to display manufacturers in early 2017. Increasing concern over the use of cadmium in consumer displays has been driven by RoHS Directives and heightened corporate environmental responsibility, resulting in significant interest from the display industry in a cadmium-free quantum dot display film.

“Our decision to accelerate development of cadmium-free quantum dots and our ability to recruit a distinguished scientific, technical and production team has allowed us to achieve this milestone and initiate ramping-up of sample production volumes,” said Stephen Squires, President and CEO of Quantum Materials Corp. “The revolutionary nature of our high-volume production process is recognized by our esteemed customers and partners and has allowed us to attract talented employees on the cutting edge of the nano-sciences. On a daily basis the Quantum Materials’ team is accelerating discovery and fast-tracking significant advances in material science.”

Quantum Materials will be participating at the Society for Information Display (SID) ‘Display Week 2016 International Symposium, Seminar and Exhibition’ from May 22-May 27, 2016 at the Moscone Convention Center in San Francisco, California. Quantum Materials will be exhibiting in partnership with Uniglobe Kisco Inc. (www.uniglobe-kisco.com) at Booth 1342 and Mr. Squires will be participating in a CMO panel discussion on Wednesday morning at 8:30am in Room 123.

“We value our relationship with Kisco and look forward to working with them at DisplayWeek to continue growing the current customer partnerships they have facilitated and build upon the momentum we are developing as a team,” Mr. Squires concluded.

About Quantum Materials Corp

Quantum Materials Corp develops and manufactures Quantum Dots and nanomaterials for use in medical, display, solar energy and lighting applications through its patented volume production process. QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to drive innovative discovery to commercial success. Quantum Materials Corp technology continues to move the future of quantum dots to the present. Quantum Materials’ products are the foundation for technologically superior, energy efficient and environmentally sound LCD UHD displays, the next generation of solid-state lighting, solar photovoltaic power applications, advanced battery and energy storage solutions, biotech imaging, and biomedical theranostics. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology. www.QMCDOTS.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

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